SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2009

MONEYLOGIX GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-1024048	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9000 Keele Street, Suite 4, Concord, Ontario L4K 0B3
 (Address of Principal Executive Offices)

(905)761-1400
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The information set forth in Item 2.01 and Item 3.02 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of 2131059 ONTARIO LIMITED

On May 22, 2009, MoneyLogix Group, Inc (“MoneyLogix”, “Company”, “We”, “Our”   or “MLXG”), completed the acquisition of 2131059 ONTARIO LIMITED (“Mapleview”, or “Acquisition”), in accordance with the share purchase agreement between the parties.  Pursuant to the terms of the agreement, MoneyLogix agreed to issue 8,775,000 restricted common shares to 2206659 Ontario Ltd valued at CDN$2.00 per share for a total of CDN $17,550,000 and assumed additional debt in the amount of approximately CDN $9,0000,000.  MoneyLogix has assigned all the common shares of Mapleview to MoneyLogix Group, Inc (“MLXG CANADA”), a 100%  owned subsidiary of the MoneyLogix.  As a result of this assignment, Mapleview becomes a 100% wholly owned subsidiary of MLXG CANADA. Since MLXG CANADA is a wholly owned subsidiary of Moneylogix  MoneyLogix becomes the indirect owner of Mapleview.

About 2131059 Ontario Ltd.

Established in March 2007, Mapleview is the registered owner of the property municipally known as North Side Mapleview Drive East, Barrie, Ontario comprising approximately 50 acres of land, being PIN 580910288, S.Pt.Lot 16, Conc, Being Part 1, Reference 51R-22937, City of Barrie, County of Simcoe, and comprising approximately 49.48 acres PIN 580911689, S ½ Lot 16, Conc. 12, Being Part 1 Reference Plan 51R-22928, City of Barrie, County of Simcoe;

MoneyLogix purchased the property after extensive review and investigation of the future development potential.  The local municipality, Barrie, has adopted the planning department’s recommendations regarding the density (number of units per hectare) and intensification (increasing density) throughout the City, which will become part of the municipality’s Official Plan expected to be adopted on June 16, 2009.  This property is included in that densification, potentially raising the approved number of dwelling units from 250 currently approved to approximately 2,600 units.

This property is located at the corner of Mapleview Drive and Yonge Street adjacent to the GO Train Station in Barrie which provides daily commuter transit service directly to downtown Toronto, and immediately adjacent to a residential development that is expected to be fully completed and occupied in 2010.  The property is the last remaining section in the vicinity both designated for residential development and intensification.

The Vendor of the lands worked closely with City Planning staff and councilors, and has provided a concept plan for the site including approximately 1,500 dwelling units, and while the concept plan has yet to be approved for zoning and draft subdivision, it is believed that because of the excellent location of the property site plan approval may be achieved in 12-18 months.

With the potential for increased densification and the proximity to the GO Train, MoneyLogix’s management believes the Mapleview property demonstrates the Company’s strategy of opportunistically investing in properties with the potential for significant capital appreciation.

Item 3.02  Unregistered Sales of Equity Securities.

On May 22, 2009, pursuant to the Share Purchase Agreement, in exchange for 100% of the issued and outstanding stock of Mapleview, MoneyLogix issued 8,775,000 restricted shares of our common stock to as set forth in Item 2.01.These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Item 9.01 Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

The Financial Statements of 2131059 ONTARIO LIMITED will be filed within 71 days from the date hereof.

(b) Pro Forma Financial Information.

The Pro Forma financial statements for 2131059 ONTARIO LIMITED will be filed within 71 days from the date hereof.

(c) Exhibits.

Exhibit Number	Description

10.1	Share Purchase Agreement dated as of May 22, 2009.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLOGIX GROUP,INC

Date: May 27, 2009	By:	/s/ Gary Cilevitz
Gary Cilevitz Chief Financial Officer and Corporate Secretary